Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-252523) and Form S-8 (File No. 333-228900) of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated September 27, 2019, relating to the financial statements of SunHydrogen, Inc. (the “Company”) for the year ended June 30, 2019, which appears in this Form 10-K/A.

/s/ Liggett & Webb, P.A.

New York, New York

April 14, 2021